AGREEMENT

     ASSET ACQUISITION AGREEMENT ("the Agreement"), dated May 16, 2007, by and between Metabolic Research, Inc., a Nevada corporation with its principal offices at: 10635 Lessona St, Las Vegas, NV 89141 (the "Buyer") and Partners in Science Holdings, Inc. a Nevada corporation with its principal offices at 3887 Pacific St. Las Vegas, NV 89121 (the "Seller").


                               RECITALS:

     WHEREAS, Seller is in the business of developing or acquiring proprietary technologies and intellectual properties, thereafter exploiting and capitalizing on such directly or indirectly in the marketplace; and

     WHEREAS, Seller has developed or acquired certain proprietary technologies and intellectual properties relating to the preparation, marketing, and distribution of a variety of nutraceutical preparations and formulae further detailed in Exhibit "A", attached hereto (the "Subject Assets"); and

     WHEREAS,   Seller desires, for the direct individual benefit of its
shareholders, to capitalize on the forgoing by the sale, transfer, and assignment of the Subject Assets; and

     WHEREAS,   Buyer desires to acquire the Subject Assets under the terms and conditions hereinafter set forth.

     NOW THEREFORE, in consideration of the mutual covenants and agreements herein, and other good and valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

                                ARTICLE I
                               Definitions

     1.1 Definitions. As used in this Agreement, the following terms shall have the following meanings:

     (a) "Subject Assets" means the products, TMs and trade names, technologies, patents and patent applications, and contracts detailed in Exhibit A attached hereto, together with any and all further extensions thereto in equity, custom, and law.

     (b) "Term" shall mean the term of this Agreement, which shall commence on the date hereof and shall remain in effect until the expiration or abandonment of the last remaining Valid Claim of any issued patents or trademarks and filed patent or trademark applications adjunct to the Subject Assets. All other elements of the Subject Assets shall be perpetual.

                              ARTICLE II
                            Subject Assets

     2.1 Grant. Seller hereby grants to Buyer, and Buyer hereby accepts, an absolute, exclusive, unfettered, irrevocable, perpetual, sale, transfer, and assignment of the Subject Assets and together with further extensions or improvements thereto.

     2.2   Products.  The Subject Assets include fifteen (15) formulations
listed in Exhibit A.   Seller will provide full and complete documentation on
such.

     2.3   TMs and Trade Names. The Subject Assets include four (4) brand
names listed in Exhibit A.   Seller will provide full and complete
documentation on such including graphics.

     2.4 Patents.   The Subject Assets include six (6) provisional patents
listed in Exhibit A.   Seller will provide full and complete documentation on
such. The Subject Assets also include two (2) technologies yet to be filed as
patents as listed in Exhibit A.   Seller will provide full and complete
documentation on such.

     2.5 Contracts.   The Subject Assets include nine (9) contracts listed in
Exhibit A summarized as follows:

     (a) Employment Contracts. Buyer acquires three (3) Employment Contracts for T. W. Owen, David P. Summers, and Steve Shannon.

     (b) Royalty Contracts. Buyer accepts two (2) Royalty Contracts (Summers & Owen) in conjunction with the "Fitness Formula" listed in Exhibit
A. Buyer also accepts a Royalty Contract (Voorhees) in conjunction with the "Olive Leaf" listed in Exhibit A.

     (c) Private Label Contract. Buyer acquires a "Private Label" Contract (Double B Broadcasting) in conjunction with the "Fitness Formula" listed in Exhibit A.

     (d) Receivable Contract. Buyer acquires a one hundred thousand dollar ($100,000) Receivable Contract and twenty percent (20%) equity in Rue IQ, Ltd.

     (e) Note Receivable. Seller forgives the thirty six thousand four hundred forty eight dollar ($36,448) balance due on a Promissory Note from Buyer as an integral part of this Agreement.

     (f) Cash. Seller provides one hundred twenty five thousand dollars ($125,000) cash to the Buyer as an integral part of this agreement.

                              ARTICLE III
                             CONSIDERATION

     3.1 Consideration. In consideration of this Asset Acquisition, Buyer shall issue an aggregate of twenty six million two hundred thirty one thousand (26,231,000) shares of its restricted common stock (the "Consideration Shares") as follows:

Upon execution of this Agreement, Buyer shall issue directly to the shareholders of record of the Seller, as of the close of business May 8, 2007, one share of Buyer's restricted common stock (the "Consideration Shares") for each share of Seller's common stock owned, for an aggregate of twenty six million two hundred thirty one thousand (26,231,000) shares of the common stock of Buyer, which is hereby acknowledged and agreed to constitute Consideration for the Subject Asset Acquisition.

                                ARTICLE IV
                       Representations and Warranties

     4.1 Seller's Representations and Warranties. Each Seller, jointly and severally, hereby warrants and represents to Buyer that:

     (a) Authority. This Agreement constitutes the legal, valid and binding obligation of each Seller, enforceable against each of them in accordance with its terms. Upon the execution and delivery by each Seller of this Agreement, this Agreement will constitute the legal, valid and binding obligation of each Seller, enforceable against each of them in accordance with its terms. Each Seller has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and such action has been duly authorized by all necessary action of each Seller.

     (b) Infringement; No Conflict; Litigation. No patent or other intellectual property right of any third party is infringed or has been challenged or threatened in any way. To Seller's knowledge, there is no claim of any third party that may potentially infringe or otherwise interfere with this Agreement. Neither the execution and delivery of this Agreement nor the consummation or performance of any of the transactions contemplated hereunder will, directly or indirectly (with or without notice or lapse of time), breach or give any governmental authority or other person the right to challenge this Agreement or any of the transactions contemplated hereunder. Seller has not granted any other Assignments with respect to the Subject Assets. Seller is not aware of any existing or threatened litigation concerning the forgoing.

     (c) No Consent Required. Seller is not required to give any notice to or obtain any consent from any person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the transactions contemplated hereunder.

     (d) Ownership. Seller is the sole and exclusive owner of the entire right, title and interest in and to the Subject Assets, free and clear of all liens or other encumbrances except as disclosed in the Contracts listed in Exhibit A. Seller has full legal right, authority to grant the exclusive conveyance to Buyer as set forth herein.

     (e) Intention. In addition to the assets and formulae that Seller is retaining, Seller intends to continue to develop or acquire innovative technologies to exploit for the benefit of its shareholders.

     (f)   Securities Matters.

           (i) Seller acknowledges its understanding that the issuance of the Consideration Shares hereunder is intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act").
           (ii) Seller understands that the Consideration Shares will not be registered under the Securities Act or the securities laws of any state thereof, nor is such registration contemplated. Seller understands and agrees further that such shares must be held and may not be transferred until and unless the shares are registered under the Securities Act and the securities laws of any other jurisdiction or an exemption from registration under the Securities Act and any applicable laws is available. Seller understands that legends stating that the shares have not been registered under the Securities Act and the securities laws of any other jurisdiction and setting out or referring to the restrictions on the transferability and resale of the shares will be placed on all documents evidencing the shares.

     (g) Full Disclosure. No representation or warranty of Seller in this Agreement omits to state a material fact necessary to make the statements herein, in light of the circumstances in which they were made, not misleading. There is no fact known to Seller that has specific application to the Subject Assets and that materially adversely affects or, as far as can be reasonably foreseen, materially threatens the Subject Assets that has not been set forth in this Agreement.

     4.2   Buyer's Representations and Warranties.

     (a) Authority. This Agreement constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of this Agreement, this Agreement will constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Buyer has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement, and such action has been duly authorized by all necessary action of Buyer.

     (b) Issuance of Consideration Shares. The Consideration Shares, when issued in accordance with the terms hereof and on the basis of the representations and warranties of set forth herein and paid for as herein provided, shall be duly and validly issued, fully paid, and non-assessable.

                                 ARTICLE V
                            Patent Prosecution

     5.1 Responsibility for Patent Rights. Buyer shall prepare, file, prosecute, and maintain all of the Patent Rights. Seller and its appointed patent attorneys shall transmit all patent correspondence received from any patent office shall be provided to Buyer promptly upon receipt.

     5.2 Payment of Expenses. Buyer shall be responsible for the payment of all reasonable and necessary fees and costs, including reasonable attorney's fees, relating to the filing, prosecution and maintenance of the Patent Rights.

                                ARTICLE VI
                    Indemnity and Defense Obligations

     6.1 Indemnity by Seller. Each of Seller shall, jointly and severally, indemnify and hold harmless Buyer, and its representatives, shareholders, directors, officers, employees, agents, subsidiaries, and affiliates (collectively, the "Buyer Indemnified Persons"), and shall reimburse the Buyer Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a third party claim (collectively, "Damages"), arising from or in connection with the following: (a) any breach of any representation or warranty made by Seller in this Agreement and any other certificate, document, writing or instrument delivered by Seller pursuant to this Agreement; and (b) any breach of any covenant or obligation of Seller in this Agreement or in any other certificate, document, writing or instrument delivered by Seller pursuant to this Agreement.

     6.2 Indemnity by Buyer. Buyer shall indemnify and hold harmless Seller, and its representatives, shareholders, directors, officers, employees, agents, subsidiaries, and affiliates (collectively, the "Seller Indemnified Persons"), and shall reimburse the Seller Indemnified Persons for any loss, liability, claim, damage, expense (including costs of investigation and defense and reasonable attorneys' fees and expenses) or diminution of value, whether or not involving a third party claim (collectively, "Damages"), arising from or in connection with the following: (a) any breach of any representation or warranty made by Buyer in this Agreement and any other certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement; and (b) any breach of any covenant or obligation of Buyer in this Agreement or in any other certificate, document, writing or instrument delivered by Buyer pursuant to this Agreement.

     6.3   Third-Party Claims.

     (a) "Third-Party Claim" means any claim against any Indemnified Person by a third party, whether or not involving a Proceeding. Promptly after receipt by a person entitled to indemnification pursuant to Sections 6.1 or
6.2 hereof (an "Indemnified Person") of notice of the assertion of a Third-Party Claim against it, such Indemnified Person shall give notice to the person obligated to indemnify it under such Section (an "Indemnifying Person") of the assertion of such Third-Party Claim, provided that the failure to notify the Indemnifying Person will not relieve the Indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the Indemnifying Person demonstrates that the defense of such Third-Party Claim is prejudiced by the Indemnified Person's failure to give such notice.

     (b) If an Indemnified Person gives notice to the Indemnifying Person of the assertion of a Third-Party Claim, the Indemnifying Person shall be entitled to participate in the defense of such Third-Party Claim and, to the extent that it wishes (unless (i) the Indemnifying Person is also a Person against whom the Third-Party Claim is made and the Indemnified Person determines in good faith that joint representation would be inappropriate or
(ii) the Indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Third-Party Claim and to provide indemnification with respect to such Third-Party Claim), to assume the defense of such Third-Party Claim with counsel satisfactory to the Indemnified Person. After notice from the Indemnifying Person to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person shall not, so long as it diligently conducts such defense, be liable to the Indemnified Person hereunder for any fees of other counsel or any other expenses with respect to the defense of such Third-Party Claim, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Third-Party Claim, other than reasonable costs of investigation. If the Indemnifying Person assumes the defense of a Third-Party Claim, (i) such assumption will conclusively establish for purposes of this Agreement that the claims made in that Third-Party Claim are within the scope of and subject to indemnification, and (ii) no compromise or settlement of such Third-Party Claims may be effected by the Indemnifying Person without the Indemnified Person's Consent unless (A) there is no finding or admission of any violation of Legal Requirement or any violation of the rights of any person; (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Person; and (C) the Indemnified Person shall have no liability with respect to any compromise or settlement of such Third-Party Claims effected without its Consent. If notice is given to an Indemnifying Person of the assertion of any Third-Party Claim and the Indemnifying Person does not, within ten (10) days after the Indemnified Person's notice is given, give notice to the Indemnified Person of its election to assume the defense of such Third-Party Claim, the Indemnifying Person will be bound by any determination made in such Third-Party Claim or any compromise or settlement effected by the Indemnified Person.

     (c) Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Third-Party Claim may adversely affect it other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the Indemnifying Person, assume the exclusive right to defend, compromise or settle such Third-Party Claim, but the Indemnifying Person will not be bound by any determination of any Third-Party Claim so defended for the purposes of this Agreement or any compromise or settlement effected without its consent (which may not be unreasonably withheld or delayed).

     (d) Notwithstanding any other provision of this Agreement, Seller and Buyer hereby consent to the nonexclusive jurisdiction of any court in which a proceeding in respect of a Third-Party Claim is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein and agree that process may be served on Seller and Buyer with respect to such a claim anywhere in the world.

     (e) With respect to any Third-Party Claim subject to indemnification hereunder: (i) both the Indemnified Person and the Indemnifying Person, as the case may be, shall keep the other person fully informed of the status of such Third-Party Claim and any related proceedings at all stages thereof where such person is not represented by its own counsel, and (ii) the parties agree (each at its own expense) to render to each other such assistance as they may reasonably require of each other and to cooperate in good faith with each other in order to ensure the proper and adequate defense of any Third-Party Claim.

     6.4 Other Claims. A claim for indemnification for any matter not involving a Third-Party Claim may be asserted by notice to the party from whom indemnification is sought and shall be paid promptly after such notice.

                             ARTICLE VII
                      Confidential Information

     7.1 Information Exchange. During the Term, Buyer and Seller are likely to exchange information relating to the Patent Rights and their commercial exploitation by Buyer. The following provisions are intended to protect the confidential or proprietary information of each party.

     (a) Confidential Information. "Confidential Information" shall mean any confidential or proprietary information furnished by one party (the "Disclosing Party") to the other party (the "Receiving Party") in connection with this Agreement. Such Confidential Information shall include, without limitation, any information relating to the Subject Assets, and all items, materials and information which belong to the Disclosing Party and are not generally known to the public that has been or may hereafter be disclosed to Receiving Party by the Disclosing Party or by the directors, officers, employees, agents, consultants, advisors or other representatives, including legal counsel, accountants and financial advisors of the Disclosing Party, irrespective of the form of the disclosure. Confidential Information is intended to be interpreted broadly and includes trade secrets and other proprietary or confidential information concerning the business and affairs of the Disclosing Party, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, supplier lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures and architectures (and related processes, formulae, composition, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information); financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, and personnel training techniques and materials. Confidential Information also includes all notes, analyses, compilations, studies, summaries and other material prepared by the Receiving Party containing or based, in whole or in part, upon any Confidential Information.

     (b)   Obligations. During and after the Term, the Receiving Party shall
(i) maintain Confidential Information of the Disclosing Party in strict confidence, except that the Receiving Party may disclose or permit the disclosure of any Confidential Information to its directors, officers, employees, consultants, and advisors who are obligated to maintain the confidential nature of such Confidential Information and who need to know such Confidential Information for the purposes of this Agreement; (ii) use such Confidential Information solely for the purposes of this Agreement; and
(iii) allow its trustees or directors, officers, employees, consultants, and advisors to reproduce the Confidential Information only to the extent necessary for the purposes of this Agreement, with all such reproductions being considered Confidential Information.

     (c) Exceptions. The obligations of the Receiving Party under Section 8.1(b) above shall not apply to the extent that the Receiving Party can demonstrate that certain Confidential Information (i) was in the public domain prior to the time of its disclosure under this Agreement; (ii) entered the public domain after the time of its disclosure under this Agreement through means other than an unauthorized disclosure resulting from an act or omission by the Receiving Party; (iii) was independently developed or discovered by the Receiving Party without use of the Confidential Information; (iv) is or was disclosed to the Receiving Party at any time, whether prior to or after the time of its disclosure under this Agreement, by a third party having no fiduciary relationship with the Disclosing Party and having no obligation of confidentiality with respect to such Confidential Information; or (v) is required to be disclosed to comply with applicable laws or regulations, or with a court or administrative order, provided that the Disclosing Party receives reasonable prior written notice of such disclosure and the Receiving Party takes all reasonable actions to obtain confidential treatment of such information and, if possible, to minimize the extent of such disclosure.

     (d) Ownership and Return. The Receiving Party acknowledges that the Disclosing Party (or any third party entrusting its own information to the Disclosing Party) claims ownership of its Confidential Information in the possession of the Receiving Party. Upon the expiration or termination of this Agreement, and at the request of the Disclosing Party, the Receiving Party shall return to the Disclosing Party all originals, copies, and summaries of documents, materials, and other tangible manifestations of Confidential Information in the possession or control of the Receiving Party, except that the Receiving Party may retain one copy of the Confidential Information solely for the purpose of monitoring its obligations under this Agreement.

     (e) Right to Injunctive Relief. The Receiving Party acknowledges that disclosure or distribution of Confidential Information or use of Confidential Information contrary to the terms of this Agreement may cause irreparable harm to the Disclosing Party, for which damages at law may not be an adequate remedy, and agrees that the provisions of this Agreement prohibiting disclosure or distribution of the Confidential Information or use contrary to the provisions hereof may be specifically enforced through injunctive relief by a court of competent jurisdiction in addition to any and all other remedies available at law or in equity.

                                ARTICLE IX
                          General Provisions

     8.1 Governing Law. This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the State of Nevada, U.S.A., without regard to conflict of laws principles, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent shall have been granted.

     8.2 Force Majeure. Neither party will be responsible for delays resulting from causes beyond the reasonable control of such party, including without limitation fire, explosion, flood, war, strike, or riot, provided that the nonperforming party uses commercially reasonable efforts to avoid or remove such causes of nonperformance and continues performance under this Agreement with reasonable dispatch whenever such causes are removed.

     8.3 Amendment and Waiver. This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

     8.4 Severability. In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and such provision shall be modified to preserve (to the extent possible) their original intent.

     8.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns.

     8.6 Headings. All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

     8.7 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.

     8.8 Notices. All notices or other communications required or permitted hereunder shall be in writing shall be deemed duly given (a) if by personal delivery, when so delivered, (b) if transmitted by facsimile, (c) if mailed, three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below, or (d) if sent through an overnight delivery service in circumstances to which such service guarantees next day delivery, the day following being so sent:
           (1)   If to Seller:   Partners In Science Holdings, Inc.
                                 3887 Pacific St.
                                 Las Vegas, NV 89121

           (2)   If to Buyer:    Metabolic Research, Inc.
                                 10635 Lessona St.
                                 Las Vegas, NV 89141

Any party may change the address to which notices and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

     8.9 Legal Representation of the Parties. The parties agree that each party was either represented by its own separate and independent counsel or had an opportunity to be so represented in connection with this Agreement. This Agreement was negotiated by the parties with the benefit of legal representation, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any party shall not apply to any construction or interpretation hereof.

     IN WITNESS WHEREOF, the parties have executed this Assignment Agreement as of the date first written above.

SELLER:                                     BUYER:



Partners In Science Holdings, Inc.          Metabolic Research, Inc


By:                                         By:
   ------------------------------             ------------------------------

Name:   Dr. David P. Summers                Name: T. W. Owen
Title:  President and Director              Title: Treasurer, Secretary,
                                            and Director

                                      EXHIBIT "A"

PRODUCTS

Super Polimmune w/Probiotics   Liq  90% beta-glucan w/ probiotic plus

Polimmune                      Liq  60% Beta glucan plus complements

Polimmune                      Cap  60% Beta glucan plus complements

Super Polimmune Booster
w/Probiotics                   Liq  90& beta-glucan w/ probiotic plus

Super Polimmune w/ Licopene    Liq  Combo 90% beta-glucan with probiotic &
                                    Licopene

Betaceutical Probiotic         Cap  Capsule form of Super Polimmune(TM)

Betaceutical + Monascus        Cap  Polimmune(TM) and red yeast from rice
                                    fermentation

Betaceutical + Calcium         Cap  Polimmune(TM) and probiotics with chelated
                                    calcium

Betaceutical /Beta Slim        Cap  Polimmune(TM), probiotics, w/green tea
                                    extracts & capsaicin

Betaceutical / Diabetes        Cap  Polimmune(TM) probiotics w/ chromium
                                    picolinolate & Olive Leaf ext.

Betaceutical / Olive Leaf      Cap  Polimmune(TM), probiotics and Oleuropein

Fitness Formula                Cap  Polimmune(TM), stem cell recruiter
                                    probiotics, protein, isoflavones,Indium

Fitness Formula                Eff  Polimmune(TM), stem cell recruiter
                                    probiotics, protein, isoflavones, Indium

Fitness Formula                Liq  Polimmune(TM), stem cell recruiter
                                    probiotics, protein, isoflavones, Indium

Olive Leaf                     Cap  Oleuropein


TMs & Trade Names

Polimmune
Super Polimmune
Betaceutical
Metabolic Nutraceuticals


PATENTS

Method and Composition for Treating Diseases with Natural Fungal Metabolites.
     Filed: May 30, 2006

Method for Producing Metabolic Products from Fungi.  Filed: May 30, 2006

Pharmaceutical Composition and Method for Treating Obesity and Other Compulsive
     Disorders.  Filed: 2/20/04

Composition & Method of Producing Endogenous Therapeutic Anti Inflammatory
     Eicosanoids & their Metabolites
          by Exogenous or Oral Means Filed: 1/7/05

Method and Process for Metabolizing Phytohemagglutinates From Common Edible
     Mushroom. Filed: May 31, 2006

Composition Method and Delivery of Low & High Molecular Weight Compounds
     Covalently Bonded to a Foundation
          Chaperone Molecule for Development of Increased Energy & Muscle Mass & Sustained Electrolytes Filed: 1/5/07

Method and Process for Producing Lectin from Fungi  (to be filed)

Method and Composition for Treating Cancer with Natural Fungal Metabolites
     (to be filed)

CONTRACTS

T. W. Owen (Employment)
S. R. Shannon (Employment)
D.P. Summers (Employment)
T. W. Owen (Royalty)
D. P. Summers (Royalty)
J. Voorhees(Royalty)
Double B Broadcasting (Private Label)
Rue IQ Ltd. (Receivable Contract)
Metabolic Research, Inc. (Note Receivable)